UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2018

SMARTAG INTERNATIONAL, INC.

(Exact name of registrant issuer as specified in its charter)

File Number 000-53792

Nevada	81-0554149
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3651 Lindell Road Ste D269, Las Vegas, NV 89103
(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (702) 589-2176

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): [ ]

¨      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2018, Smartag International, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Lock Sen Yow, the Company’s CEO.  Under the Employment Agreement, Mr. Yow will receive a base salary of $200,000 per year and a guaranteed bonus of $40,000 per year.   Mr. Yow shall receive 10,000,000 options to purchase the Company’s common at an exercise price of $0.30 per share (“Employee Options”). Employee Options shall vest quarterly over a five-year period. To the extent, the Employee Agreement is terminated, Employee has 90 days from termination to exercise the options or they will expire. The term of the options shall be 5 years. Mr. Yow will be eligible for an incentive bonus based on his performance.  Additionally, Mr. Yow will receive a car allowance of $500 per month and an office allowance of $2,000 per month per location.  The term of the contract is from April 1, 2018 to September 30, 2022. A copy of the Employment Agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1           Employment Agreement between Smartag International, Inc. and Lock Sen Yow dated April 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smartag International, Inc.

April 2, 2018

/s/ Lock Sen Yow

Name: Lock Sen Yow

Title: Chief Financial Officer